Exhibit 99.1

FY 2017 FIRST QUARTER EARNINGS

ADIENT

February 3, 2017

Adient delivers strong Q1 results

- GAAP net income and EPS diluted up 9% to $149M and $1.59, respectively; Adjusted-EPS diluted up 13%
- Adjusted-EBIT expanded to $290M (margin of 7.2%)
- Cash and cash equivalents of $709M at December 31, 2016
- Gross debt and net debt totaled $3,461M and $2,752M, respectively, at December 31, 2016

"Adient's strong first quarter results demonstrate solid execution against our plan to deliver earnings growth and margin expansion. As an independent company, we are excited about the future and the opportunity to further enhance shareholder returns."

- R. Bruce McDonald, Chairman and Chief Executive Officer

FY 2017 Q1 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	$4,038M	$234M	$149M	$1.59
vs. Q1 16	(5)%	+12%	+9%	+9%
	ADJ. EBIT	ADJ. EBIT MARGIN	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$290M	7.2%	$199M	$2.12
vs. Q1 16	+14%	+120 bps	+14%	+13%

Adjusted results include certain pro forma adjustments for FY16. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

RECENT HIGHLIGHTS


ADNT
LISTED
NYSE
ADIENT

Successfully completed separation from Johnson Controls International; began trading on NYSE under the symbol ADNT



Continue to make growth investments; opened West-Coast office



Showcased how innovation will be a significant driver of ADNT's global growth at the North American International Auto Show


ADIENT

Opened a new corporate office in Shanghai, China, further solidifying ADNT's leadership position in the region

ADIENT • FISCAL FIRST QUARTER YEAR 2017 EARNINGS • 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING	UNCONSOL. INTERIORS	EQUITY INCOME [a]	INTEREST EXPENSE [a]	EFFECTIVE TAX RATE [a]
Q1 17	**$4,038M**	**$2,218M**	**$2,106**	**$106M**	**$35M**	**13.3%**
Q1 16	$4,233M	$2,075M	$2,323	$99M	$33M	13.3%
	Decrease in sales driven primarily by business run-off and negative impact from foreign exchange	Up ~13% adjusting for foreign exchange	Down ~3% adjusting for foreign exchange	Strong growth continued; up ~13% adjusting for foreign exchange	In line with expectations	Impacted by geographic mix of profit in Q1

a/ - On an adjusted basis including pro forma adjustments to Q1 2016. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

CASH FLOW & BALANCE SHEET

	Q1 17	Q1 16		12/31/16	9/30/16 [b]
OPERATING CASH FLOW	$(13)M	$90M	CASH & CASH EQUIVALENTS	$709M	$550M
CAPITAL EXPENDITURES	$(207)M	$(108)M	TOTAL DEBT	$3,461M	$3,521
CASH FROM FORMER PARENT [a]	$228M	-	NET DEBT	$2,752M	$2,971
FREE CASH FLOW	$8M	$(18)M	NET LEVERAGE	1.76x	1.95x

a/ - Represents cash payments from Johnson Controls International primarily related to reimbursement for cash management actions and capital expenditures.
b/ - Pro forma cash balance based on preliminary funding of Adient's opening cash balance on October 31, 2016; total/net debt are presented net of $43M of debt issuance costs in accordance with the adoption of ASU 2015-03 in Q1 17. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

"We are pleased with ADNT's strong Q1 results; our team is focused on delivering our commitments in 2017 and beyond."

- Jeffrey Stafeil, Executive Vice President and Chief Financial Officer

FY 2017 OUTLOOK

- Revenue of $16.8 to $17.0 billion
- Adjusted EBIT of $1.15 to $1.2 billion
- Depreciation & amortization of $400 million
- Interest expense of $145 million
- Advantageous Tax Rate: mid-to-high teens on consolidated ops; equity income is shown in financials net of tax
- Adjusted net income between $850 and $900 million
- Capital expenditures between $545 and $575 million
- Free cash flow of $250 million

CONTACTS

MEDIA
GLEN PONCZAK
+1 414 220 8989
Glen.L.Ponczak@adient.com

INVESTORS
MARK OSWALD
+1 734 254 3372
Mark.A.Oswald@adient.com

ADIENT

Adient is the global leader in automotive seating. With 75,000 employees operating in 230 manufacturing/assembly plants in 33 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 50 million cars every year.

ADIENT • FISCAL FIRST QUARTER YEAR 2017 EARNINGS • 2

Cautionary Statement Regarding Forward-Looking Statements: Adient plc has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient to meet debt service requirements, the availability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 29, 2016 and available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT • FISCAL FIRST QUARTER YEAR 2017 EARNINGS • 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Unaudited) Three Months Ended December 31, (in millions, except per share data) 2016 2015 Net sales $ 4,038 $ 4,233 Cost of sales 3,688 3,865 Gross profit 350 368 Selling, general and administrative expenses 217 253 Equity income 101 94 Earnings before interest and income taxes 234 209 Net financing charges 35 2 Income before income taxes 199 207 Income tax provision 28 53 Net income 171 154 Income attributable to noncontrolling interests 22 17 Net income attributable to Adient $ 149 $ 137 Diluted earnings per share $ 1.59 $ 1.46 Diluted weighted average shares 93.9 93.8 Shares outstanding at period end 93.7 93.7

Appendix Page 2 Adient plc Condensed Consolidated Statements of Financial Position (Unaudited) (in millions) December 31, 2016 September 30, 2016* Assets Cash and cash equivalents $ 709 $ 105 Restricted cash — 2,034 Accounts receivable - net 1,823 2,082 Inventories 635 660 Other current assets 823 810 Current assets 3,990 5,691 Property, plant and equipment - net 2,138 2,195 Goodwill 2,082 2,179 Other intangible assets - net 102 113 Investments in partially-owned affiliates 1,765 1,748 Other noncurrent assets 1,180 1,064 Total assets $ 11,257 $ 12,990 Liabilities and Shareholders' Equity Short-term debt $ 104 $ 79 Accounts payable and accrued expenses 2,728 3,206 Other current liabilities 998 975 Current liabilities 3,830 4,260 Long-term debt 3,357 3,442 Other noncurrent liabilities 641 913 Redeemable noncontrolling interests 38 34 Shareholders' equity attributable to Adient 3,258 4,210 Noncontrolling interests 133 131 Total liabilities and shareholders' equity $ 11,257 $ 12,990 * Amounts have been revised for ASU 2015-03 to reclassify debt issuance costs of $43 from other non-current assets to long-term debt.

Appendix Page 3 Adient plc Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended December 31, (in millions) 2016 2015 Operating Activities Net income attributable to Adient $ 149 $ 137 Income attributable to noncontrolling interests 22 17 Net income 171 154 Adjustments to reconcile net income to cash provided (used) by operating activities: Depreciation 83 82 Amortization of intangibles 5 4 Pension and postretirement benefit expense 1 1 Pension and postretirement contributions (9) (7) Equity in earnings of partially-owned affiliates, net of dividends received (79) (85) Deferred income taxes 9 (27) Equity-based compensation 6 1 Other — 2 Changes in assets and liabilities: Receivables 181 222 Inventories 1 (5) Other assets (17) 50 Restructuring reserves (42) (34) Accounts payable and accrued liabilities (323) (263) Accrued income taxes — (5) Cash provided (used) by operating activities (13) 90 Investing Activities Capital expenditures (207) (108) Sale of property, plant and equipment 13 7 Business divestitures — 18 Changes in long-term investments (6) — Other (3) 4 Cash provided (used) by investing activities (203) (79) Financing Activities Net transfers from (to) Parent prior to separation 606 (11) Cash transferred from former Parent 228 — Increase in short-term debt 9 25 Repayment of long-term debt — (3) Dividends paid to noncontrolling interests (12) (7) Other 2 — Cash provided (used) by financing activities 833 4 Effect of exchange rate changes on cash and cash equivalents (13) (1) Increase (decrease) in cash and cash equivalents $ 604 $ 14

Appendix
Page 4

Footnotes

1. Segment Results

During the three months ended December 31, 2016, the Company began evaluating the performance of its reportable segments using an adjusted EBIT metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, non-recurring "Becoming Adient" costs (formerly separation costs), net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization and other non-recurring items ("Adjusted EBIT"). Prior period information has been recast to this new performance metric. The reportable segments are consistent with how management views the markets served by the Company and reflect the financial information that is reviewed by its chief operating decision maker.

The Company has two reportable segments for financial reporting purposes: Seating and Interiors.

- The Seating segment produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems.
- The Interiors segment, derived from its global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products.

Prior period information has been recast to conform to current performance metrics. Financial information relating to the Company's reportable segments is as follows:

	Three Months Ended December 31,	
(in millions)	**2016**	**2015**
Net Sales		
Seating	$ 4,038	$ 4,233
Total net sales	$ 4,038	$ 4,233

	Three Months Ended December 31,	
(in millions)	**2016**	**2015**
Adjusted EBIT		
Seating	$ 260	$ 237
Interiors	30	24
Becoming Adient/separation costs (1)	(41)	(60)
Purchase accounting amortization (2)	(10)	(9)
Restructuring related charges (3)	(5)	(4)
Other items (4)	—	21
Earnings before interest and income taxes	234	209
Net financing charges	(35)	(2)
Income before income taxes	$ 199	$ 207

(1) Reflects incremental/non-recurring expenses associated with becoming an independent company and expenses associated with the separation from the former Parent.

(2) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income.

(3) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420.

(4) Reflects a $13 million favorable commercial settlement and an $8 million multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent.

Appendix Page 5 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share: Three Months Ended December 31, (in millions) 2016 2015 Income available to shareholders Net income attributable to Adient $ 149 $ 137 Basic and diluted income available to shareholders $ 149 $ 137 Weighted average shares outstanding Basic weighted average shares outstanding 93.7 93.7 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards 0.2 0.1 Diluted weighted average shares outstanding 93.9 93.8

Appendix Page 6 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted effective tax rate, Pro-forma adjusted effective tax rate, Adjusted earnings per share, Pro-forma adjusted earnings per share, Adjusted equity income, Pro-forma adjusted net financing charges, Free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures may assist investors and other interested parties in evaluating Adient's on- going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non- GAAP measures related to FY 2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. • Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. • Pro-forma adjusted EBIT is defined as Adjusted EBIT excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent. Pro-forma adjusted EBIT margin is Pro-forma adjusted EBIT as a percentage of net sales. • Pro-forma adjusted EBITDA is defined as Pro-forma adjusted EBIT excluding depreciation and stock based compensation. • Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non- recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items. • Pro-forma adjusted net income attributable to Adient is defined as Adjusted net income attributable to Adient excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent, pro-forma interest expense that Adient would have incurred had it been a stand-alone company, the tax impact of these items and the pro-forma impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. • Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. • Pro-forma adjusted effective tax rate is defined as Pro-forma adjusted income tax provision as a percentage of Pro-forma adjusted income before income taxes. Pro-forma adjusted income tax provision includes the tax impact of the pro-forma IT dis-synergies and pro-forma interest expense, and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. • Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. • Pro-forma adjusted earnings per share is defined as Pro-forma adjusted net income attributable to Adient divided by diluted weighted average shares. • Adjusted equity income is defined as equity income as reported excluding amortization of intangible assets related to the YFAI joint venture. • Pro-forma adjusted net financing charges are defined as net financing charges as reported excluding interest expense that Adient would have incurred had it been a stand-alone company. • Free cash flow is defined as cash from operating activities plus payments from our former Parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. • Net debt is calculated as gross debt less cash and cash equivalents. • Net leverage is calculated as net debt divided by the last twelve months of Pro-forma adjusted EBITDA.

Appendix Page 7 Summarized Income Statement Information Three Months Ended December 31, (in millions, except per share data) 2016 2015 As reported As adjusted As reported As adjusted* Net sales $ 4,038 $ 4,038 $ 4,233 $ 4,233 Equity income 101 106 94 99 Earnings before interest and income taxes 234 290 209 255 Net financing charges 35 35 2 33 Income before income taxes 199 255 207 222 Income tax provision 28 34 53 30 Net income attributable to Adient 149 199 137 175 Diluted earnings per share 1.59 2.12 1.46 1.87 * Includes certain pro-forma adjustments as reflected in the reconciliation tables below. The following table reconciles equity income as reported to adjusted equity income: Three Months Ended December 31, (in millions) 2016 2015 Equity income as reported $ 101 $ 94 Purchase accounting amortization (2) 5 5 Adjusted equity income $ 106 $ 99 The following table reconciles net income attributable to Adient to adjusted EBIT and pro-forma adjusted EBIT: Three Months Ended December 31, (in millions) 2016 2015 Net income attributable to Adient $ 149 $ 137 Income attributable to noncontrolling interests 22 17 Income tax provision 28 53 Financing charges 35 2 Earnings before interest and income taxes 234 209 Becoming Adient/separation costs (1) 41 60 Purchase accounting amortization (2) 10 9 Restructuring related charges (3) 5 4 Other items (4) — (21) Adjusted EBIT $ 290 261 Pro-forma IT dis-synergies (8) (6) Pro-forma adjusted EBIT $ 255 Net sales $ 4,038 $ 4,233 Adjusted EBIT and Pro-forma adjusted EBIT, respectively $ 290 $ 255 Adjusted EBIT margin and Pro-forma adjusted EBIT margin, respectively 7.2% 6.0%

Appendix
Page 8

The following table reconciles net financing charges as reported to pro-forma adjusted net financing charges:

(in millions)	Three Months Ended December 31, 2016	2015
Net financing charges as reported	$ 35	$ 2
Pro-forma net financing charges [8]		31
Pro-forma adjusted net financing charges income		$ 33

The following table reconciles income before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended December 31,					
	2016			2015		
(in millions, except effective tax rate)	Income before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$ 199	$ 28	14.1%	$ 207	$ 53	25.6%
Adjustments, including prior year pro-forma impacts	56	6	10.7%	15	(23)	*
As adjusted	$ 255	34	13.3%	$ 222	30	13.3%

* Measure not meaningful.

The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient and pro-forma adjusted net income attributable to Adient:

(in millions)	Three Months Ended December 31, 2016	2015
Net income attributable to Adient	$ 149	$ 137
Becoming Adient/separation costs [1]	41	60
Purchase accounting amortization [2]	10	9
Restructuring related charges [3]	5	4
Other items [4]	—	(21)
Tax impact of above adjustments and one-time tax items	(6)	(3)
Adjusted net income attributable to Adient	$ 199	186
Pro-forma IT dis-synergies [8]		(6)
Pro-forma net financing charges [8]		(31)
Tax impact of above pro-forma adjustments		5
Pro-forma effective tax rate adjustment [8]		21
Pro-forma adjusted net income attributable to Adient		$ 175

Appendix Page 9 The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share and pro-forma adjusted diluted earnings per share: Three Months Ended December 31, 2016 2015 Diluted earnings per share as reported $ 1.59 $ 1.46 Becoming Adient/separation costs (1) 0.44 0.64 Purchase accounting amortization (2) 0.10 0.09 Restructuring related charges (3) 0.05 0.04 Other items (4) — (0.22) Tax impact of above adjustments (0.06) (0.03) Adjusted diluted earnings per share $ 2.12 1.98 Pro-forma IT dis-synergies (8) (0.06) Pro-forma net financing charges (8) (0.33) Tax impact of above pro-forma adjustments 0.05 Pro-forma effective tax rate adjustment (8) 0.23 Pro-forma adjusted diluted earnings per share $ 1.87 The following table reconciles net income attributable to Adient to pro-forma adjusted EBITDA: Three Months Ended Twelve Months Ended (in millions) December 31, 2016 December 31, 2015 December 31, 2016 September 30, 2016 Net income (loss) attributable to Adient $ 149 $ 137 $ (1,521) $ (1,533) Income attributable to noncontrolling interests 22 17 89 84 Income tax provision 28 53 1,814 1,839 Net financing charges 35 2 55 22 Becoming Adient/separation costs (1) 41 60 350 369 Purchase accounting amortization (2) 10 9 38 37 Restructuring related charges (3) 5 4 15 14 Other items (4) — (21) (58) (79) Restructuring and impairment costs (5) — — 332 332 Pension mark-to-market (6) — — 110 110 Stock based compensation (7) 4 1 31 28 Depreciation 83 82 328 327 Pro-forma IT dis-synergies (8) n/a (6) (20) (26) Pro-forma adjusted EBITDA $ 377 $ 338 $ 1,563 $ 1,524 The following table presents net debt and net leverage ratio calculations: (in millions, except net leverage) December 31, 2016 September 30, 2016 Cash (9) $ 709 $ 550 Total debt (10) 3,461 3,521 Net debt $ 2,752 $ 2,971 Pro-forma adjusted EBITDA (last twelve months) $ 1,563 $ 1,524 Net leverage: 1.76 x 1.95 x

Appendix
Page 10

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,	
(in millions)	**2016**	**2015**
Operating cash flow	$ (13)	$ 90
Less: Capital expenditures	(207)	(108)
Cash from former Parent	228	—
Free cash flow	$ 8	$ (18)

(1) Reflects incremental/non-recurring expenses associated with becoming an independent company and expenses associated with the separation from the former Parent. Of the $41 million in Q1 2017, $10 million is included within cost of sales and $31 million is included within selling, general and administrative expenses. The $60 million in Q1 2016 is included within selling, general and administrative expenses.

(2) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Of the $10 million in Q1 2017, $5 million is included within selling, general and administrative expenses and $5 million is included within equity income. Of the $9 million in Q1 2016, $4 million is included within selling, general and administrative expenses and $5 million is included within equity income.

(3) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not fall into the severance, exit or disposal category and therefore do not meet the definition of restructuring under ASC 420. These amounts are included within selling, general and administrative expenses.

(4) Reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters of 2016, respectively. These amounts are included within selling, general and administrative expenses.

(5) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420.

(6) Reflects net mark-to-market adjustments on pension and postretirement plans. Of the $110 million charge in fiscal 2016, $16 million is included within cost of sales and $94 million is included within selling, general and administrative expenses.

(7) Stock based compensation excludes $2 million of expense which is included with the costs associated with becoming an independent company (Becoming Adient costs) discussed above.

(8) Pro-forma amounts include IT dis-synergies (within cost of sales) as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction.

(9) Cash at September 30, 2016 is pro-forma cash based on the preliminary funding of Adient's opening cash balance on October 31, 2016.

(10) Total debt at September 30, 2016 has been revised to include debt issuance costs as a reduction of the carrying amount of the debt in accordance with ASU 2015-03, which was adopted retrospectively by the Company in Q1 2017.